As filed with the Securities and Exchange Commission on June 14, 2002
                                                    Registration No. 333-_____

===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         -------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         -------------------------

                                 DeVRY INC.
           (Exact name of registrant as specified in its charter)


          DELAWARE                                        36-3150143
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


                               One Tower Lane
                      Oakbrook Terrace, Illinois 60181

            (Address of principal executive offices) (zip code)

                         -------------------------

                    DeVry Inc. 1999 Stock Incentive Plan
                          (Full title of the plan)

                         -------------------------

                             Marilynn J. Cason
       Senior Vice President, General Counsel and Corporate Secretary
                                 DeVry Inc.
                               One Tower Lane
                      Oakbrook Terrace, Illinois 60181
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (630) 571-7700

                         -------------------------

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                           Proposed Maximum
       Title of Securities          Amount to be     Proposed Offering     Aggregate Offering        Amount of
         to be Registered            Registered      Price per Share            Price            Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value...    282,800 Shares       $34.48 (1)          $ 9,750,944 (1)        $  897.09
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value...   1,217,200 Shares       24.24 (2)           29,504,928 (2)         2,714.45
-------------------------------------------------------------------------------------------------------------------
Total..........................                                                                    $3,611.54
-------------------------------------------------------------------------------------------------------------------
 (1)  Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) under the
      Securities Act of 1993, the proposed offering price represents the weighted average of the exercise prices of outstanding options.
(2)   Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) under the
      Securities Act of 1993, the proposed offering price represents the average of the high and low sales prices on the New York Stock Exchange on June 13, 2002.
====================================================================================================================

                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

         The following documents, which have been heretofore filed by DeVRY INC., a Delaware corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

   (a)   Annual Report on Form 10-K for the year ended June 30, 2001.

   (b)   Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

   (c)   Quarterly Report on Form 10-Q for the quarter ended December 31, 2001.

   (d)   Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

   (e) Description of Common Stock included in the Registration Statement on Form 8-A dated May 8, 1996 filed under Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

   (a)   The Delaware General Corporation Law ("Delaware GCL") (Section
         145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

   (b)   Article Ninth of the Amended and Restated Certificate of
         Incorporation (the "Certificate of Incorporation") of the Registrant permits, and Article Ninth of the Amended and Restated By-Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

   (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

A.       Rule 415 Offering.
         -----------------

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     Provided, however, that paragraphs (a)(1)(i) and
                     (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Filings Incorporating Subsequent Exchange Act Documents by Reference.
         --------------------------------------------------------------------

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Directors and Officers.
         -----------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, Illinois, on June 14, 2002.

                                       DeVRY INC.


                                       By:  /s/ Dennis J. Keller
                                           --------------------------------
                                       Its:  Chairman of the Board, Chief
                                             Executive Officer and Director

        Each person whose signature appears below constitutes and appoints, Dennis J. Keller and Ronald L. Taylor and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                              Title                                          Date
---------                              -----                                          ----
/s/ Dennis J. Keller                   Chairman of the Board, Chief Executive         June 14, 2002
---------------------------------      Officer and Director
Dennis J. Keller


/s/ Ronald L. Taylor                   Director, President and Chief Operating        June 14, 2002
---------------------------------      Officer
Ronald L. Taylor


/s/ Norman M. Levine                   Senior Vice President, Chief Financial         June 14, 2002
---------------------------------      Officer and Principal Accounting Officer
Norman M. Levine


/s/ Ewen M. Akin                       Director                                       June 14, 2002
---------------------------------
Ewen M. Akin





                                    S-5


Signature                               Title                            Date
---------                               -----                            ----

/s/ Charles A. Bowsher                   Director                         June 14, 2002
-----------------------------------
Charles A. Bowsher


/s/ David S. Brown                       Director                         June 14, 2002
-----------------------------------
David S. Brown


/s/ Robert E. King                       Director                         June 14, 2002
-----------------------------------
Robert E. King


/s/ Frederick A. Krehbiel                Director                         June 14, 2002
-----------------------------------
Frederick A. Krehbiel


/s/ Thurston E. Manning                  Director                         June 14, 2002
-----------------------------------
Thurston E. Manning


/s/ Julie A. McGee                       Director                         June 14, 2002
-----------------------------------
Julie A. McGee


/s/ Hugo J. Melvoin                      Director                         June 14, 2002
-----------------------------------
Hugo J. Melvoin


/s/ Harold T. Shapiro                    Director                         June 14, 2002
-----------------------------------
Harold T. Shapiro


/s/ Robert C. McCormack                  Director                         June 14, 2002
-----------------------------------
Robert C. McCormack


                                                          EXHIBIT INDEX


Exhibit Number     Description of Document
--------------     -----------------------

      4.1          Restated Certificate of Incorporation of the
                   Registrant (Incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991, File No. 1-13988)

      4.2 Certificate of correction of Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1991, File no. 1-13988)

      4.3 Amended and Restated Bylaws (Incorporated by reference to Exhibit 3(d) to Amendment No. 1 of the Registrant's Form S-1, File No. 33-40151, dated May 21, 1991)

      4.4 DeVry Inc. 1999 Stock Incentive Plan (Incorporated by reference to Exhibit B to the Registrant's proxy statement filed September 28, 2001, File No. 1-13988)

      4.5 Amendment No. 1 to the DeVry Inc. 1999 Stock Incentive Plan (Incorporated by reference to Exhibit A to the Registrant's proxy statement filed September 28, 2001, File No. 1-13988)

      5.1          Opinion of Mayer, Brown, Rowe & Maw

      23.1         Consent of PricewaterhouseCoopers LLP

      23.2         Consent of Mayer, Brown Rowe & Maw (included in Exhibit 5.1)

      24.1         Powers of Attorney (included in signature page)














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